Exhibit 99.1
Asana Announces Second Quarter Fiscal 2026 Results

Q2 revenue exceeded high end of guidance;
raises midpoint of FY26 revenue guidance range
Q2 GAAP operating margin improved 18 percentage points year over year;
Q2 non-GAAP operating margin improved 16 percentage points year over year
Raises FY26 non-GAAP operating margin guidance

September 3, 2025 – San Francisco, CA – Asana, Inc. (NYSE: ASAN)(LTSE: ASAN), a leading work management platform for human and AI collaboration, today reported financial results for its second quarter fiscal 2026 ended July 31, 2025.
“Every company is looking for the productivity unlock from AI. With the Asana Work Graph and AI Studio, we bring AI workflows directly into the flow of work—so teams move faster, operate more efficiently, and deliver stronger business outcomes,” said Dan Rogers, Chief Executive Officer of Asana. “This is a massive, underserved opportunity and we are already executing on this vision with AI Studio, Smart Workflows, and our soon-to-be-launched Teammates.”

“Q2 was a solid quarter. We delivered revenue growth above the high end of our guidance, saw NRR stabilize quarter over quarter with improvement in expansion as AI Studio ramps, and expanded non-GAAP operating margin by 16 percentage points year over year,” said Sonalee Parekh, Chief Financial Officer of Asana. “Looking ahead, we are raising both our full-year revenue and non-GAAP operating margin guidance, reflecting our confidence in Asana’s ability to drive long-term durable growth and sustained profitability.”

Second Quarter Fiscal 2026 Financial Highlights

•Revenues: Revenues were $196.9 million, an increase of 10% year over year.
•Operating Income/Loss: GAAP operating loss was $49.5 million, or 25% of revenues, compared to GAAP operating loss of $76.8 million, or 43% of revenues, in the second quarter of fiscal 2025. Non-GAAP operating income was $14.0 million, or 7% of revenues, compared to non-GAAP operating loss of $15.7 million, or 9% of revenues, in the second quarter of fiscal 2025.
•Net Income/Loss: GAAP net loss was $48.4 million, compared to GAAP net loss of $72.2 million in the second quarter of fiscal 2025. GAAP net loss per share was $0.20, compared to GAAP net loss per share of $0.31 in the second quarter of fiscal 2025. Non-GAAP net income was $15.1 million, compared to non-GAAP net loss of $11.1 million in the second quarter of fiscal 2025. Non-GAAP net income per share was $0.06, compared to non-GAAP net loss per share of $0.05 in the second quarter of fiscal 2025.
•Cash Flow: Cash flows from operating activities were $39.8 million, compared to $15.9 million in the second quarter of fiscal 2025. Adjusted free cash flow was $35.4 million, compared to $12.8 million in the second quarter of fiscal 2025.

Second Quarter Fiscal 2026 Business Highlights

•The number of Core customers, or customers spending $5,000 or more on an annualized basis, grew to 25,006 in Q2, an increase of 9% year over year. Revenues from Core customers in Q2 grew 12% year over year.
•The number of customers spending $100,000 or more on an annualized basis in Q2 grew to 770, an increase of 19% year over year.
•Overall dollar-based net retention rate in Q2 was 96%.
•Dollar-based net retention rate for Core customers in Q2 was 96%.

Exhibit 99.1
•Dollar-based net retention rate for customers spending $100,000 or more on an annualized basis in Q2 was 95%.
•Appointed Dan Rogers to Chief Executive Officer - a transformative technology leader who will drive Asana’s next chapter of growth and innovation.
•Launched the new Smart Workflow Gallery - a suite of prebuilt, AI-powered workflows that help customers scale AI in everyday workflows to unlock greater employee productivity.
•Announced FedRAMP ‘In Process’ Designation - marking Asana’s commitment to secure, compliant and collaborative work for the public sector and regulated industries.
•Announced Asana’s availability in the new AI Agents and Tools storefront in the AWS Marketplace - enabling AWS customers to easily discover, buy, and deploy Asana to accelerate agentic workflow development.
•Expanded Asana’s partnership with Mastercard - giving small businesses access to Asana at a discounted rate so they can work with more clarity, speed, and impact.
•Published our FY25 ESG report - showcasing how Asana is building a resilient and sustainable business by integrating ESG practices across product, people and planet.
•Published the Scaling AI in 2025: IT Trends global report - identifying the key strategies companies use to scale AI successfully, and the 2025 State of AI at Work reports for Germany, Australia, and Japan which outline how forward-looking organizations are driving AI transformation in each region.
•Celebrated the winners of our annual Work Innovation Awards - recognizing visionary leaders and forward-thinking teams who are driving what's possible for the future of work within their organizations.

Financial Outlook

For the third quarter of fiscal 2026, Asana expects:

•Revenues of $197.5 million to $199.5 million, representing year over year growth of 7.4% to 8.5%.
•Non-GAAP operating income of $12.0 million to $14.0 million, with 6% to 7% operating margin.
•Non-GAAP net income per share of $0.06 to $0.07, assuming diluted weighted average shares outstanding of approximately 244 million.

For fiscal 2026, Asana expects:

•Revenues of $780.0 million to $790.0 million, representing year over year growth of 8% to 9%.
•Non-GAAP operating income of $46.0 million to $50.0 million, with 6% operating margin.
•Non-GAAP net income per share of $0.23 to $0.25, assuming diluted weighted average shares outstanding of approximately 243 million.

These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Asana’s actual results to materially differ from these forward-looking statements.

Asana has not provided the corresponding GAAP measure or a reconciliation of non-GAAP outlook measures to corresponding GAAP measures as these are not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. However, it is important to note that these costs and expenses could have a significant effect on future GAAP results. Asana has provided a reconciliation of GAAP to non-GAAP

Exhibit 99.1
financial measures in the financial statement tables for its second quarter fiscal year 2026 non-GAAP results included in this press release.

Earnings Conference Call Information

Asana will hold a conference call and live webcast today to discuss these results at 1:30 p.m. Pacific Time. A live webcast and replay will be available on the Asana Investor Relations webpage at: https://investors.asana.com.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about our market opportunity, the potential and impact of AI, the expected benefits of AI Studio, including our expectations regarding revenue to be generated by AI Studio, the increased accessibility of AI including through AI Studio Plus and Smart Workflow Gallery, our ability to execute on our current strategies, our technology and brand position, expectations regarding product launches, the stock repurchase programs, Asana’s outlook for the fiscal quarter ending October 31, 2025 and the full fiscal year ending January 31, 2026 including our revised full-year guidance, Asana’s outlook for the expected benefits of our offerings, and our market position. Forward-looking statements generally relate to future events or Asana’s future financial or operating performance. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terms such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “continue,” “could,” “potential,” “may,” “will,” “goal,” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond Asana’s control, that may cause Asana’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: Asana’s ability to achieve future growth and sustain its growth rate, Asana’s ability to attract and retain customers and increase sales to its customers, Asana’s ability to develop and release new products and services and to scale its platform, including the successful integration of AI, Asana’s ability to increase adoption of its platform through Asana’s self-service model, Asana’s ability to maintain and grow its relationships with strategic partners, the highly competitive and rapidly evolving market in which Asana participates, Asana’s international expansion strategies, Asana’s capital allocation strategy including its stock repurchase program, and broader macroeconomic conditions. Further information on risks that could cause actual results to differ materially from forecasted results are included in Asana’s filings with the SEC, including Asana’s Annual Report on Form 10-K for the year ended January 31, 2025 and subsequent filings with the SEC. Any forward-looking statements contained in this press release are based on assumptions that Asana believes to be reasonable as of this date. Except as required by law, Asana assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures

To supplement Asana’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Asana utilizes certain non-GAAP financial measures to assist in understanding and evaluating its core operating performance. In this release, Asana’s non-GAAP gross income, gross margin, operating expenses, operating expenses as a percentage of revenue, operating income, operating margin, net income, net income per share, free cash flow, adjusted free cash flow, and revenues adjusted for the impact of foreign currency

Exhibit 99.1
are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of Asana’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures which can be found in the accompanying financial statements included with this press release.

Asana is presenting these non-GAAP financial measures because it believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of Asana’s past performance and future prospects, facilitate period-to-period comparisons of operations against other companies in Asana’s industry, and allow for greater transparency with respect to important metrics used by Asana’s management for financial and operational decision-making.

Asana believes the following adjustments and exclusions from its non-GAAP financial measures are useful to investors and others in assessing Asana’s operating performance due to the following factors:

•Stock-based compensation expenses. Although stock-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of Asana’s core business and to facilitate comparison of its results to those of peer companies.
•Employer payroll tax associated with RSUs. The amount of employer payroll tax-related items on employee stock transactions is dependent on Asana’s stock price and other factors that are beyond its control and that do not correlate to the operation of the business.
•Non-cash expenses. Non-cash expenses include charges for impairment of long-lived assets. We believe the exclusion of certain non-cash items provides useful supplemental information to investors and facilitates the analysis of its operating results and comparison of operating results across reporting periods.
•Restructuring related costs (benefits). These charges are associated with the re-alignment of our organization to meet business needs, top strategic priorities, and key growth opportunities. We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business, to facilitate comparison of our results to those of peer companies, and to facilitate comparison over multiple periods.
•Revenues adjusted for the impact of foreign currency. Calculated by applying the comparative prior period average exchange rates to revenue recognized on invoices billed in currencies other than United States dollars in the current period. Asana provides revenues adjusted for the impact of foreign exchange rates as a framework for assessing how our underlying business performed from period to period, excluding the effects of foreign currency fluctuations. The growth rates for revenues adjusted for the impact of foreign currency are calculated by comparing the revenues adjusted for the impact of foreign currency in the current period to the GAAP revenue from the comparable prior period.

There are a number of limitations related to the use of non-GAAP financial measures as compared to GAAP financial measures, including that the non-GAAP financial measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in Asana’s business and an important part of its compensation strategy.

Exhibit 99.1
In addition to the non-GAAP financial measures outlined above, Asana also uses the non-GAAP financial measures of free cash flow, which is defined as net cash from operating activities less cash used for purchases of property and equipment and capitalized internal-use software costs, and adjusted free cash flow, which is defined as free cash flow plus costs paid related to restructuring. Asana believes free cash flow and adjusted free cash flow are important liquidity measures of the cash that is available, after capital expenditures and operational expenses, for investment in its business and to make acquisitions. Asana believes that free cash flow and adjusted free cash flow are useful to investors as liquidity measures because they measure Asana’s ability to generate or use cash. There are a number of limitations related to the use of free cash flow and adjusted free cash flow as compared to net cash from operating activities, including that free cash flow and adjusted free cash flow exclude capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

Definitions of Business Metrics

Customers spending $5,000 or more on an annualized basis, or Core customers

We define customers spending $5,000 or more, which we also refer to as Core customers, as those organizations on a paid subscription plan that had $5,000 or more in annualized GAAP revenues in a given quarter, inclusive of discounts.

Customers spending $100,000 or more on an annualized basis

We define customers spending $100,000 or more as those organizations on a paid subscription plan that had $100,000 or more in annualized GAAP revenues in a given quarter, inclusive of discounts.

Dollar-based net retention rate

Asana’s reported dollar-based net retention rate equals the simple arithmetic average of its quarterly dollar-based net retention rate for the four quarters ending with the most recent fiscal quarter. Asana calculates its dollar-based net retention rate by comparing its revenues from the same set of customers in a given quarter, relative to the comparable prior-year period. To calculate Asana’s dollar-based net retention rate for a given quarter, Asana starts with the revenues in that quarter from customers that generated revenues in the same quarter of the prior year. Asana then divides that amount by the revenues attributable to that same group of customers in the prior-year quarter. Current period revenues include any upsells and are net of contraction or attrition over the trailing 12 months, but exclude revenues from new customers in the current period. Asana expects its dollar-based net retention rate to fluctuate in future periods due to a number of factors, including the expected growth of its revenue base, the level of penetration within its customer base, its ability to retain its customers, and the macroeconomic environment.

About Asana
Asana is a leading work management platform for human and AI collaboration. Over 170,000 customers like Accenture, Amazon, Anthropic, and Suzuki rely on Asana to align teams and accelerate organizational impact. Whether it’s managing strategic initiatives, cross-functional programs, or company-wide goals, Asana helps organizations bring clarity to complexity—turning plans into action with AI working alongside teams every step of the way. To learn more, visit www.asana.com.
Disclosure of Material Information
Asana announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of Asana’s website at https://

Exhibit 99.1
investors.asana.com. Asana uses these channels, as well as social media, including its X (formerly Twitter) account (@asana), its blog (blog.asana.com), its LinkedIn page (www.linkedin.com/company/asana), its Instagram account (@asana), its Facebook page (www.facebook.com/asana/), Threads profile (@asana) and TikTok account (@asana), to communicate with investors and the public about Asana, its products and services and other matters. Therefore, Asana encourages investors, the media and others interested in Asana to review the information it makes public in these locations, as such information could be deemed to be material information.

Eva Leung
Asana Investor Relations
ir@asana.com

Frances Ward
Asana Communications
press@asana.com

Exhibit 99.1
ASANA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Revenues	$196,936	$179,212	$384,203	$351,660
Cost of revenues(1)	20,221	19,987	39,448	37,791
Gross profit	176,715	159,225	344,755	313,869
Operating expenses:
Research and development(1)	79,376	91,151	154,503	173,942
Sales and marketing(1)	106,677	108,649	206,518	212,981
General and administrative(1)	40,118	36,222	77,094	69,912
Total operating expenses	226,171	236,022	438,115	456,835
Loss from operations	(49,456)	(76,797)	(93,360)	(142,966)
Interest income and other income (expense), net	3,307	6,760	9,137	11,120
Interest expense	(797)	(955)	(1,588)	(1,897)
Loss before provision for income taxes	(46,946)	(70,992)	(85,811)	(133,743)
Provision for income taxes	1,414	1,197	2,567	2,168
Net loss	$(48,360)	$(72,189)	$(88,378)	$(135,911)
Net loss per share:
Basic and diluted	$(0.20)	$(0.31)	$(0.38)	$(0.59)
Weighted-average shares used in calculating net loss per share:
Basic and diluted	236,218	229,760	235,550	228,430
_______________
(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Cost of revenues	$497	$393	$841	$676
Research and development	30,977	34,045	55,341	60,785
Sales and marketing	18,100	17,249	32,923	32,497
General and administrative	12,580	8,420	21,216	14,789
Total stock-based compensation expense	$62,154	$60,107	$110,321	$108,747

ASANA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	July 31, 2025	January 31, 2025
Assets
Current assets
Cash and cash equivalents	$184,146	$184,728
Marketable securities	291,074	282,156
Restricted cash	526	136
Accounts receivable, net	69,232	87,567
Prepaid expenses and other current assets	53,533	46,154
Total current assets	598,511	600,741
Property and equipment, net	96,323	95,836
Operating lease right-of-use assets	160,237	166,545
Other assets	28,086	28,293
Total assets	$883,157	$891,415
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$16,295	$9,922
Accrued expenses and other current liabilities	70,853	83,031
Deferred revenue, current	312,511	300,798
Operating lease liabilities, current	24,423	22,066
Total current liabilities	424,082	415,817
Term loan, net	36,814	39,291
Deferred revenue, noncurrent	1,112	2,005
Operating lease liabilities, noncurrent	191,103	201,733
Other liabilities	5,490	5,046
Total liabilities	658,601	663,892
Stockholders' equity
Common stock	2	2
Additional paid-in capital	2,183,543	2,059,848
Accumulated other comprehensive income (loss)	1,263	(3,851)
Accumulated deficit	(1,960,252)	(1,828,476)
Total stockholders’ equity	224,556	227,523
Total liabilities and stockholders’ equity	$883,157	$891,415

ASANA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Cash flows from operating activities
Net loss	$(48,360)	$(72,189)	$(88,378)	$(135,911)
Adjustments to reconcile net loss to net cash provided by operating activities:
Allowance for expected credit losses	166	173	1,193	372
Depreciation and amortization	5,146	4,279	10,109	8,293
Amortization of deferred contract acquisition costs	7,078	6,406	13,769	12,493
Stock-based compensation expense	62,154	60,107	110,321	108,747
Net accretion of discount on marketable securities	(542)	(1,725)	(1,278)	(3,556)
Non-cash lease expense	4,582	4,436	9,122	8,888
Amortization of discount on revolving credit facility and term loan issuance costs	30	31	60	61
Changes in operating assets and liabilities:
Accounts receivable	(971)	34,646	17,767	22,914
Prepaid expenses and other current assets	(11,333)	(9,196)	(20,179)	(13,598)
Other assets	988	(2,187)	274	(3,081)
Accounts payable	7,985	(77)	6,261	6,369
Accrued expenses and other liabilities	(4,728)	3,810	(12,170)	(6,373)
Deferred revenue	23,332	(7,881)	10,820	17,970
Operating lease liabilities	(5,692)	(4,775)	(11,092)	(9,628)
Net cash provided by operating activities	39,835	15,858	46,599	13,960
Cash flows from investing activities
Purchases of marketable securities	(70,041)	(36,642)	(104,096)	(107,126)
Maturities of marketable securities	55,576	39,796	96,576	91,296
Purchases of property and equipment	(1,297)	(1,690)	(1,935)	(2,692)
Capitalized internal-use software costs	(3,156)	(1,408)	(5,287)	(2,783)
Net cash (used in) provided by investing activities	(18,918)	56	(14,742)	(21,305)
Cash flows from financing activities
Repayment of term loan	(2,500)	(1,250)	(2,500)	(1,250)
Repurchases of common stock	(28,872)	(19,022)	(43,398)	(19,022)
Proceeds from exercise of stock options	816	1,044	2,073	2,129
Proceeds from employee stock purchase plan	—	—	7,746	8,866
Taxes paid related to net share settlement of equity awards	—	—	—	(4)
Net cash used in financing activities	(30,556)	(19,228)	(36,079)	(9,281)
Effect of foreign exchange rates on cash, cash equivalents, and restricted cash	231	1,120	4,030	(182)
Net decrease in cash, cash equivalents, and restricted cash	(9,408)	(2,194)	(192)	(16,808)
Cash, cash equivalents, and restricted cash
Beginning of period	194,080	222,049	184,864	236,663
End of period	$184,672	$219,855	$184,672	$219,855

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Reconciliation of gross profit and gross margin
GAAP gross profit	$176,715	$159,225	$344,755	$313,869
Plus: stock-based compensation and related employer payroll tax associated with RSUs	515	399	869	691
Non-GAAP gross profit	$177,230	$159,624	$345,624	$314,560
GAAP gross margin	89.7%	88.8%	89.7%	89.3%
Non-GAAP adjustments	0.3%	0.3%	0.3%	0.2%
Non-GAAP gross margin	90.0%	89.1%	90.0%	89.5%
Reconciliation of operating expenses
GAAP research and development	$79,376	$91,151	$154,503	$173,942
Less: stock-based compensation and related employer payroll tax associated with RSUs	(31,713)	(34,689)	(57,035)	(62,478)
Adjustment for: restructuring costs	—	—	(948)	—
Non-GAAP research and development	$47,663	$56,462	$96,520	$111,464
GAAP research and development as percentage of revenue	40.3%	50.9%	40.2%	49.5%
Non-GAAP research and development as percentage of revenue	24.2%	31.5%	25.1%	31.7%

GAAP sales and marketing	$106,677	$108,649	$206,518	$212,981
Less: stock-based compensation and related employer payroll tax associated with RSUs	(18,485)	(17,516)	(33,771)	(33,233)
Adjustment for: restructuring costs	—	—	(831)	—
Non-GAAP sales and marketing	$88,192	$91,133	$171,916	$179,748
GAAP sales and marketing as percentage of revenue	54.2%	60.6%	53.8%	60.6%
Non-GAAP sales and marketing as percentage of revenue	44.8%	50.9%	44.7%	51.1%

GAAP general and administrative	$40,118	$36,222	$77,094	$69,912
Less: stock-based compensation and related employer payroll tax associated with RSUs	(12,750)	(8,535)	(21,612)	(15,136)
Adjustment for: restructuring costs	—	—	(438)	—
Non-GAAP general and administrative	$27,368	$27,687	$55,044	$54,776
GAAP general and administrative as percentage of revenue	20.4%	20.2%	20.1%	19.9%
Non-GAAP general and administrative as percentage of revenue	13.9%	15.4%	14.3%	15.6%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(49,456)	$(76,797)	$(93,360)	$(142,966)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	63,463	61,139	113,287	111,538
Adjustment for: restructuring costs	—	—	2,217	—
Non-GAAP income (loss) from operations	$14,007	$(15,658)	$22,144	$(31,428)
GAAP operating margin	(25.1)%	(42.9)%	(24.3)%	(40.7)%
Non-GAAP adjustments	32.2%	34.2%	30.1%	31.8%
Non-GAAP operating margin	7.1%	(8.7)%	5.8%	(8.9)%

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Reconciliation of net income (loss)
GAAP net loss	$(48,360)	$(72,189)	$(88,378)	$(135,911)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	63,463	61,139	113,287	111,538
Adjustment for: restructuring costs	—	—	2,217	—
Non-GAAP net income (loss)	$15,103	$(11,050)	$27,126	$(24,373)
Reconciliation of net income (loss) per share
GAAP net loss per share, basic	$(0.20)	$(0.31)	$(0.38)	$(0.59)
Non-GAAP adjustments to net loss	0.26	0.26	0.50	0.48
Non-GAAP net income (loss) per share, basic	$0.06	$(0.05)	$0.12	$(0.11)
Weighted-average shares used in GAAP per share calculation, basic and diluted and non-GAAP per share calculation, basic	236,218	229,760	235,550	228,430

GAAP net loss per share, diluted	$(0.20)	$(0.31)	$(0.38)	$(0.59)
Non-GAAP adjustments to net loss	0.26	0.26	0.49	0.48
Non-GAAP net income (loss) per share, diluted	$0.06	$(0.05)	$0.11	$(0.11)
Weighted-average shares used in non-GAAP per share calculation, diluted	242,314	229,760	242,211	228,430

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Computation of free cash flow and adjusted free cash flow
Net cash (used in) provided by investing activities	$(18,918)	$56	$(14,742)	$(21,305)
Net cash used in financing activities	$(30,556)	$(19,228)	$(36,079)	$(9,281)
Net cash provided by operating activities	$39,835	$15,858	$46,599	$13,960
Less: purchases of property and equipment	(1,297)	(1,690)	(1,935)	(2,692)
Less: capitalized internal-use software costs	(3,156)	(1,408)	(5,287)	(2,783)
Free cash flow	$35,382	$12,760	$39,377	$8,485
Plus: restructuring costs paid	57	—	5,944	—
Adjusted free cash flow	$35,439	$12,760	$45,321	$8,485

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Computation of revenue adjusted for impact of foreign currency
GAAP revenue	$196,936	$179,212	$384,203	$351,660
Adjustment for: impact of foreign currency	(888)	322	(525)	351
Revenue adjusted for impact of foreign currency	$196,048	$179,534	$383,678	$352,011